UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2006

Southwall Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15930	94-2551470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3788 Fabian Way
Palo Alto, California 94303
(Address of principal executive offices)

(650) 962-9111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Other Events.

On August 9, 2006, Southwall Technologies Inc. (the “Registrant”) announced that its chief executive officer and president, Thomas G. Hood, resigned. Mr. Hood also resigned as a director of the Registrant.

Also on August 9, 2006, the Registrant announced that George Boyadjieff, the Chairman of the Board of Directors of the Registrant, was appointed as the Registrant’s new Chief Executive Officer, while a search is conducted for a permanent replacement for Mr. Hood. The Registrant did not enter into any employment agreement with Mr. Boyadjieff but expects that he will be compensated at the same rate that Mr. Hood was compensated prior to his resignation.

Mr. Boyadjieff, age 67, joined the Registrant’s Board of Directors as Chairman in December 2003. Mr. Boyadjieff was the Chief Executive Officer of Varco International, Inc., a diversified oil service company, from 1991 through 2002, and the chairman of the Board of Directors of Varco from 1998 through 2003. Mr. Boyadjieff retired from active leadership of Varco in 2003. Mr. Boyadjieff holds a BS and an MS in mechanical engineering from the University of California at Berkeley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWALL TECHNOLOGIES INC.

By:	/s/ George Boyadjieff
George Boyadjieff
Chief Executive Officer

Date: August 11, 2006

Contact:
To: Roween Nacionales
Southwall Technologies
Phone: (650) 798-1200

For Immediate Release

Southwall Technologies Inc. Announces Resignation of Thomas G. Hood, President and Chief Executive Officer

Palo Alto, California - August 10, 2006 - Southwall Technologies Inc. (OTC BB:SWTX.OB), a global developer, manufacturer and marketer of thin-film coatings for the electronic display, automotive glass and architectural markets, has announced today that it has been mutually agreed that its chief executive officer, Thomas Hood, resign effective August 9, 2006 to pursue other interests. Hood will remain with the company in an advisory role through September 8, 2006, to ensure a smooth transition. George Boyadjieff, Chairman of the Board, will assume the role of interim CEO while a search is conducted for Hood’s permanent replacement.

George Boyadjieff thanked Hood for his contributions over 25 years with Southwall, which include the introduction of various multi-layer sputtered thin films sold into the Automotive, Architectural and Display markets that reduce energy consumption, provide solar control and filter energy emissions.

Boyadjieff joined Southwall’s board of directors as Chairman in December 2003. Boyadjieff was the Chief Executive Officer of Varco International, Inc., a diversified oil service company, from 1991 through 2002, and the chairman of the Board of Directors of Varco from 1998 through 2003. Boyadjieff retired from active leadership of Varco in 2003. Boyadjieff holds a BS and an MS in mechanical engineering from the University of California at Berkeley.

About Southwall Technologies Inc.
Southwall Technologies Inc., designs and produces thin film products that selectively absorb, reflect or transmit light. Southwall products are used in a number of automotive, electronic display and architectural glass products to enhance optical and thermal performance characteristics, improve user comfort and reduce energy costs. Southwall is an ISO 9001:2000-certified manufacturer and sells advanced thin film coatings to over 25 countries around the world. Southwall’s customers include Audi, BMW, DaimlerChrysler, DuPont, Mitsui Chemicals, Peugeot-Citroën, Philips, Pilkington, Renault, Saint-Gobain Sekurit, and Volvo.